JIB #3966

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is made, as of September 6, 2006 by and between Blue Ridge Real Estate Company, a Pennsylvania corporation, and/or its assignee ("Buyer"), whose address is 280 Park Avenue, 11th Floor West, North Office, New York, New York 10017, and Jack in the Box Eastern Division L.P., a Texas limited partnership ("Seller"), whose address is 9330 Balboa Avenue, San Diego, CA 92123*1516 (Attention: Real Estate/Legal Department).

PRELIMINARY STATEMENT

Seller is the owner of that certain parcel of real estate situated in the City of Anahuac, County of Chambers, State of Texas, identified in Exhibit "A" attached hereto, which Buyer desires to purchase and to lease to Seller.

AGREEMENT

In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

1.

DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement.

"Buver" means Blue Ridge Real Estate Company, a Pennsylvania corporation, and/or its assignee

“Closing" means the date or dates specified in Section 4.

"Effective Date" means the latest date of final execution hereof by Seller and Buyer.

"Lease" means the lease agreement substantially in the form attached as Exhibit "B".

"Parcel" means the parcel of real estate identified in Exhibit "A", together with the building, fixtures and other improvements now located thereon or to be constructed thereon (whether or not affixed to the Parcel), together with all appurtenances, easements, and rights-of-way thereunto pertaining; provided, however, in no event shall the Parcel be deemed to include those items described in Exhibit "C" attached hereto.

"Purchase Price" means the amount set forth in Section 3.

"Seller" means Jack in the Box Eastern Division LP., a Texas limited partnership.

"Title Company" means Republic Title of Texas, 2626 Howell Street, 10th Floor,

Dallas, Texas 75204, ATTN: Ms. Rose Boisse, Phone: (214) 855-8875, Fax: (214) 855·8848, Email:

2.

TRANSACTION. On the terms and subject to the conditions set forth herein, Seller shall sell and Buyer shall purchase the Parcel, and Buyer and Seller shall enter into the Lease covering the Parcel.

3.

PURCHASE PRICE. The Purchase Price for the Parcel is ONE MILLION NINE HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($1,940,000.00).

A

Within five (5) days after the Effective Date, Buyer shall deposit ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the "Deposit") with Title Company by wire transfer of funds. The Deposit shall be placed into an interest-bearing account and said Deposit and the interest accruing thereon shall be applied and credited toward the Purchase Price upon the Closing (as hereinafter defined) if the Closing occurs as provided herein. Upon Buyer's satisfaction and/or waiver of all contingencies upon which this Agreement and the closing of the escrow contemplated herein are conditioned (the "Contingencies"), the Deposit shall become non-refundable, but shall be applicable to the Purchase Price. In the event anyone or more of the Contingencies are not satisfied within the time limits and/or pursuant to the provisions set forth below, Buyer shall have the right to withdraw from this transaction and be released of all liability hereunder, in which event the Deposit and all interest accrued thereon shall be returned to Buyer, and all rights, duties, obligations and liabilities of the parties hereto shall cease and terminate.

B

The Purchase Price shall be paid at the Closing (as hereinafter defined) in cash or its equivalent. .

4.

CLOSING. Following the last to occur of satisfaction and/or waiver by Buyer of the Contingencies, Buyer will deposit in escrow with Title Company the balance of the purchase price by bank wire transfer to Title Company's escrow account. The closing ("Closing") shall occur on or before the later of: (i) the tenth (10th) day after the date on which the last of the Contingencies shall have been satisfied or waived by Buyer, or (ii) September 20, 2006, unless otherwise extended pursuant to any written extension agreements executed by Buyer and Seller.

5. CONTINGENCIES. The obligations of Buyer are subject to the fulfillment or waiver of each of the following Contingencies and Buyer shall be the sole judge as to whether the Contingencies shall have been satisfied.

A

Condition of Title. Seller shall cause to be furnished to Buyer a current preliminary title report/title insurance commitment, together with copies of all underlying documents (collectively, "Title Insurance Commitment"), from Title Company and a copy of a boundary survey of the Parcel ("Survey") from Seller's files. Within ten (10) days after Buyer's receipt of both the Title Insurance Commitment and the Survey (provided, however, that such receipt by Buyer shall not be deemed to have occurred prior to the Effective Date), Buyer shall give Seller and Title Company written notice of: (a) Buyer's objections, if any, to the Title Insurance Commitment and the Survey. In the event Buyer fails to deliver its objections within said ten (10) day period, Buyer shall be deemed to have approved the Title Insurance Commitment and Survey. Within five (5) days after Seller's receipt of Buyer's notice, Seller, in its sole discretion, shall provide Buyer with written notice of its election to either: (i) take the necessary remedial actions to cure Buyer's objections prior to the Closing; or, (ii) decline to cure Buyer's objections. If, within five (5) days of Seller's receipt of Buyer's objections, Seller fails to notify Buyer of its election, Seller shall be deemed to have elected not to cure Buyer's objections. In the event Seller provides Buyer with written notice of its election not to cure Buyer's objections, Buyer shall give written notice to Seller and Title Company within five (5) days of its receipt of Seller's notice to either: (a) terminate this Agreement; or, (b) waive its objections to the items upon the Title Insurance Commitment and Survey that Seller has elected not to cure. If, by reason of Seller's non-response to Buyer's objections, Seller is deemed to have elected not to cure Buyer's objections, Buyer shall have the same remedies afforded it in the foregoing sentence; provided, however, Buyer must give its notice to waive or terminate not later than the eleventh (11th) day after the date that Seller receives Buyer's objections. In the event Buyer terminates this Agreement in accordance with the provisions of this Paragraph, neither Buyer or Seller shall have any liability or further obligation to the other under this Agreement. If Buyer fails to give Seller and Title Company written notice of its election to terminate within the foregoing period, Buyer shall be deemed to have waived its objections. All matters reflected in the Title Insurance Commitment and Survey that Buyer does not object to or that Buyer approves shall be deemed "Permitted Exceptions", except that any existing lien of mortgage or deed of trust encumbering the Parcel shall be paid at Closing by Seller and shall not be considered a Permitted Exception unless specifically designated as such by Buyer in writing.

B.

Soils Report/Environmental Report. Seller shall furnish Buyer with copies, if any, of its soils report and phase 1 environmental assessment report regarding the Parcel, together with any other documentation in connection therewith in Seller's possession covering the Parcel, and Buyer shall have twenty-one (21) days from the receipt thereof for Buyer's review and approval (provided, however that such receipt by Buyer shall not be deemed to have occurred prior to the Effective Date). If Buyer objects to any matters shown on the materials provided by Seller hereunder, Buyer may, in its sole discretion, elect not to purchase the Parcel by giving Seller and Title Company written notice thereof within the prescribed twenty-one (21) day period; provided, however that if Buyer fails to notify Seller of its disapproval within such period, Buyer shall be deemed to have waived the contingency set forth in this subparagraph. To the best of Seller's knowledge, the environmental conditions on, under or about the Parcel, including soils, ground water and asbestos conditions at the Parcel are as depicted on the information provided by Seller to Buyer, if any. Provided, however, Buyer hereby acknowledges that Seller makes no representation or warranty as to the existing environmental condition of the Parcel.

C

Buyer's Exchange and Financing Contingency.

Seller also agrees to cooperate with Buyer to permit the conveyance of the Property to be consummated as a part of a transaction intended by Buyer to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code and in conjunction therewith to execute such documents as Buyer may reasonably request (such cooperation may include, without limitation, accepting the Purchase Price from a party other than Buyer). In no event, however, shall (a) Seller bear any expense associated with the exchange transaction, (b) Seller be obligated to take title to Buyer's exchange property, (c) the consummation of such tax-free exchange delay the Closing and (d) Seller have any liability to Buyer or any other party for the qualification of the exchange transaction for tax-free exchange treatment under Section 1031 of the Internal Revenue Code or under any other provision. Buyer agrees to indemnify and hold Seller harmless from any cost, action, expense, or liability caused solely by Seller's accommodation of Buyer's request for a tax-free exchange transaction.

D

Seller covenants and agrees that, prior to Closing, it shall not take any of the following actions without the prior written consent of Buyer: (a) effect or permit any change in the REA; (b) cancel or terminate the REA; or (c) enter into, extend or modify any other agreement affecting the Parcel to which Buyer would be bound beyond the Closing or which would impose any burden on or harm to Buyer.

6.

CLOSING PROCEDURES.

A

Seller's Closing Documents. On or before the Closing, Seller shall deliver to Title Company or Buyer, as may be appropriate:

(i)

an executed and acknowledged Special Warranty Deed in recordable form, free of all liens, encumbrances, restrictions, encroachments and easements, except for Permitted Exceptions;

(Ii)

an executed and acknowledged lease;

(iii)

an executed and acknowledged Memorandum of lease;

(iv)

Such affidavits; "mechanic's lien", "gap", "parties in possession" or other Seller indemnities; evidence of authority; releases of liens; or other instruments as the Title Company may reasonably request to issue a title policy in accordance with Paragraph 5A above and 6C below;

(v)

A FIRPTA affidavit in form reasonably satisfactory to Buyer to the effect that Seller is not a "foreign person."

(vi)

An estoppel certificate from Seller, to be held in Escrow and dated upon Closing, including Seller's representation regarding the REA as stated in Paragraph 9A(vi} below.

(vii)

written instructions to Title Company directing it to close this transaction; and

(viii)

such other documents as Buyer or Title Company may reasonably require.

Seller shall have the right, but not the obligation, to obtain from Title Company a leasehold owner's title insurance policy insuring Seller's rights as the tenant under the lease, subject only to the Permitted Exceptions. Such election shall be made by Seller prior to Closing and shall be at Seller's sole cost

B

Buyer. On or before the date set for Closing, Buyer shall deliver to Title Company or Seller, as may be appropriate:

(i)

the balance of the Purchase Price, together with any other amounts required to be paid by Buyer pursuant to the terms of this Agreement.

(ii)

an executed and acknowledged lease;

(iii)

an executed and acknowledged Memorandum of lease;

(iv)

written instructions to Title Company directing it to close this transaction; and

(v)

such other documents as Seller or Title Company may reasonably require, including but not limited to, non-disturbance agreements, in commercially reasonable form acceptable to Seller, from any lender requiring the subordination of the Lease to Buyer's financing at Closing.

C

Title Policy. Prior to Closing, Buyer shall have received a final Title Insurance Commitment showing title to the Parcel vested in Seller as of the date of recording of the deed (i.e. "no gap"), subject only to Permitted Exceptions, and at the Closing, Title Company shall issue to Buyer a TLTA standard coverage policy in the amount of the Purchase Price and in conformance therewith ("Title Policy").

D

Closing Documents. The Lease and amendments to the Lease (if any), the Memorandum of Lease, and any other documents executed in connection with the Lease (collectively, the "Lease Documents") shall be held by Title Company in trust for the parties until Closing. At Closing, Title Company shall be instructed to date the Lease Documents as of the date of Closing, (whereupon such date will be the commencement date of the Lease), and to insert in the Lease and Memorandum of Lease the termination date of the Lease, which shall be that date which is eighteen (18) years, less one day, following the commencement date of the Lease.

7. COSTS AND EXPENSES. Seller shall pay the TLTA standard coverage owner's title insurance premium and fees for the Title Policy to be issued to Buyer, as well as premium and fees for any leasehold owner's policy issued to Seller as tenant under the Lease, one-half escrow fees, recording fees (other than recording fees applicable to Buyer's financing), and Seller's attorneys' fees. Taxes, assessments and other charges shall not be prorated as of the Closing but shall be borne by Seller, as tenant under the Lease. Buyer shall pay one-half escrow fees and all costs and fees in connection with any tax deferred exchange, any financing documents, mortgages and other security instruments which Buyer shall use to encumber the Parcel (including recording fees and any additional title insurance costs and fees in connection therewith), appraisal fees, Buyer's costs for conducting physical inspections of the Parcel and Buyer's attorneys' fees. Other applicable costs and fees shall be paid by Buyer or Seller, as the case may be, in accordance with local custom in the jurisdiction where the Parcel is located.

8.

REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

A

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and qualified as a foreign entity to do business in the jurisdiction in which the Parcel is located. All necessary action has been taken to authorize the execution, delivery and performance of this Agreement and/ or the other documents, instruments and agreements provided for herein.

B

The person(s) who has/have executed this Agreement on behalf of Buyer is/are duly authorized to do so.

9.

REPRESENTATIONS AND WARRANTIES OF SELLER; AS IS PURCHASE.

A

As of the date hereof and as of the date of Closing, Seller represents and warrants to Buyer as follows:

(i)

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. All necessary action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided. for herein.

(ii)

The persons who have executed this Agreement on behalf of Seller are duly authorized to do so.

(iii)

No condemnation or eminent domain proceedings affecting the Parcel have been commenced or, to the best of Seller's knowledge are contemplated. "Seller's knowledge' as used herein is defined as the actual knowledge of an Authorized Person of JBX General Partner LLC, a Delaware limited liability company, general partner of Jack in the Box Eastern Division L.P.

(iv)

To the best of Seller's knowledge, Seller has not received notice from any governmental authority or third party (i) that either the Parcel or the use or operation of the Parcel is currently in violation of any zoning, environmental or other land use regulations, and to Seller's knowledge no such notice has been issued; (ii) that Seller is currently in violation or with the passage of time will be in violation of the requirements of any ordinance, law or regulation or order of any government or any agency, body or subdivision thereof (including, without limitation, the local building department) or the recommendations of any insurance carrier or Board of Fire Underwriters affecting the Parcel, or that any investigation has been commenced, or is contemplated, regarding any such possible violation; or (Hi) asserting that Seller is required to perform work at the Parcel and to Seller's knowledge no such notice has been issued.

(v)

To the best of Seller's knowledge, there is no pending litigation brought by or against Seller affecting the Parcel or the operation of the Parcel (including without limitation any bankruptcy proceedings of Seller) or that would prevent the transaction provided for herein. Seller has no knowledge of any other such threatened litigation which might result in a consummation of judgment against Buyer.

(vi)

To Seller's knowledge, the REA is in full force and effect and has not been modified or supplemented except as set forth in a recorded instrument. To Seller's knowledge, there is no default under the REA of either Seller or any REA Parties, and no state of facts which with notice and/or the passage of time would ripen into a default. To Seller's knowledge, no unperformed work or installations or unpaid amounts is required of or due from Seller under the REA.

(vi)

All representations and warranties above shall survive Closing for a period of one (1) year.

B

As Is Purchase / Inspection. By execution of this Agreement, Buyer acknowledges that prior to the Closing Buyer will have conducted and will be satisfied with the results of an on-site physical inspection of the Parcel in connection with its purchase thereof. At Closing, Buyer shall accept the Parcel in its existing "as is" condition based solely on Buyer's own investigations, inspections, reviews and studies, without representation or warranty of any kind by Seller, except as specifically set forth in this Agreement.

Buyer and its agents, employees and independent contractors (the "Inspectors") shall have twenty-one (21) days from the Effective Date in which to conduct, at Buyer's sole cost and expense, such physical, environmental, engineering and feasibility reports, inspections, surveys, examinations, tests and studies (collectively "Inspections") as Buyer deems appropriate to determine whether the Parcel is suitable for Buyer's acquisition. During the Inspection Period, the Inspectors shall have the reasonable right, without unnecessary disturbance to Seller and with delivery of forty-eight (48) hours written notice to Seller, to enter onto the Parcel, at such time as reasonably designated by Seller, for the purpose of conducting the Inspections. Upon Buyer's execution of this Contract, Buyer acknowledges and agrees that under no certain terms shall the Inspectors be permitted to enter behind the service counter or kitchen area of the restaurant located on the Parcel. Furthermore, no such Inspection shall (i) interfere with use of the Parcel by Seller; (ii) violate any law or regulation of any governmental entity having jurisdiction over the Parcel; or (iii) shall, without the express written consent of Seller, include any invasive testing on the Parcel. Upon the completion of any Inspection, if any, Buyer shall promptly restore the Parcel to its former condition. Buyer hereby indemnifies, defends and holds Seller harmless from any and all loss and expense (including, without limitation, attorney's fees) resulting from claims and damages (including, but not limited to, injury to, or death of persons, loss or damage to property, the performance of any labor or services for the Buyer, caused by, arising out of, or incurred in connection with the exercise by Buyer under this subparagraph. If Buyer fails to provide Seller with its written disapproval on or prior to twenty-one (21) days from the Effective Date, Buyer shall be deemed to have approved all Inspections performed by Buyer and to have waived the contingency set forth in this subparagraph.

10. ASSIGNMENT. Buyer may assign its rights under this Agreement upon receipt of Seller's written consent, which shall not be unreasonably withheld. Seller shall not assign its rights or its interest in and to this Agreement, nor shall Seller be deemed to be discharged of any of its duties hereunder as a result of any assignment or of any delegation by Seller of any such duties, without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned and/or delayed.

11.

DEFAULT.

A

LIQUIDATED DAMAGES UPON BUYER'S DEFAULT. IF BUYER DEFAULTS IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE REASONABLE ESTIMATE BY THE PARTIES OF THE AMOUNT OF DAMAGES THAT SELLER WOULD SUFFER AS A RESULT OF BUYER'S DEFAULT. THE PARTIES HEREBY AGREE THAT THE DAMAGES SUFFERED BY SELLER IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT FAILS TO CLOSE DUE TO BUYER'S DEFAULT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ACCURATELY DETERMINE AND THAT SELLER'S RECEIPT OF BUYER'S DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH FAILURE TO CLOSE DUE TO BUYER'S DEFAULT, AND BUYER SHALL HAVE NO OTHER OR FURTHER OBLIGATION OR LIABILITY UNDER THIS AGREEMENT TO SELLER ON ACCOUNT OF SUCH FAILURE. BY INITIALLING THIS PROVISION IN THE SPACES BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION.

/s/ MJF

_

/s/ HS

BUYER’S INITIALS

SELLER’S INITIALS

B

SELLER'S DEFAULT.  If Closing does not occur as a result of the default of Seller, then Buyer shall, at its option, have the right to elect specific performance or to cancel this Agreement and obtain the return of the Deposit and all interest accrued thereon, after which, the parties shall have no further obligations or liabilities to each other hereunder, except as otherwise expressly set forth herein to the contrary. For purposes of the foregoing sentence, a material breach of any representation or warranty of Seller in this Agreement shall be deemed a default of Seller.

12. ESCROW AGENT. Seller and Buyer hereby employ Title Company to act as escrow agent in connection with this transaction upon the following terms and conditions:

A

Seller and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable it to comply herewith and to enable any title insurance policy provided for herein to be issued.

B

Title Company is authorized to pay from any funds held by it for Buyer's or Seller's respective credit all amounts necessary to procure the delivery of such documents, and to pay, on their behalf, all charges and obligations payable by them respectively. Seller and Buyer will each pay all charges payable by them to Title Company as expressly described in Article 7 of this Agreement.

C

Title Company is authorized, in the event any demand is made upon it concerning these instructions or the escrow, at its election, to hold any money and documents deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead said parties by an action brought in any such court. Deposit by Title Company of said documents and funds shall relieve Title Company of all further liability and responsibility.

D

Payment of any funds into escrow prior to the Closing shall be made by wire transfer; or by cashier's check payable to Title Company and delivered to Title Company at least one (1) day prior to the Closing. Disbursement of any funds from the closing for the benefit of Seller shall be made as directed by Seller. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which deposited that such check or draft has been honored.

E

Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Parcel, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement.

F

In the event Title Company is employed hereby as escrow agent, such employment shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

13.

MISCELLANEOUS PROVISIONS.

A

Notices. All notices, consents, approvals or other instruments required or permitted to be given by Seller or Buyer in accordance with this Agreement shall be given in writing and will be (a) delivered either personally or by an overnight courier service, (b) mailed by certified U.S. mail, postage prepaid, return receipt requested, or (c) transmitted by facsimile. Each such communication will be addressed to the other party at the address or addresses set forth in the first paragraph hereof or to such other address of which either party may give notice prior to the Closing, with a copy to Title Company, delivered in accordance with (a), (b) or (c), above. Any such communication will be deemed to have been duly given and delivered on the date personally delivered, delivered by courier service, or transmitted by facsimile (so long as the sender receives electronic confirmation of receipt). If the communication is delivered by U.S. mail as provided above, it will be deemed to have been duly given and delivered on the third (3rd) day (excluding Saturday or Sunday) after its deposit in the U.S. Mail within the continental United States; otherwise such communication will be deemed given and delivered only upon actual receipt.

B

Risk of Loss. Seller shall assume the risk of loss, damage or destruction of the Parcel or any part thereof prior to the Closing. In the event the Parcel is damaged and cannot be fully restored or repaired to Buyer's satisfaction prior to the Closing, Buyer shall have the option to terminate this Agreement and be entitled to return of the Deposit, plus interest accrued thereon.

C

Condemnation. In the event of a taking of any part or all of the Parcel prior to closing, Buyer at its option shall have the right to either (i) receive the proceeds of any condemnation award and proceed to close or (ii) terminate this Agreement and be entitled to return of the Deposit, together with any interest accrued thereon.

D

Real Estate Commission. The parties agree and acknowledge that I.C.A. represents the Buyer. The parties warrant that they know of no other broker(s) or agent(s) entitled to a commission in connection with this transaction and each agrees to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorney's fees, the indemnified party may incur arising by reason of the above representations being false. A sales commission equal to one and one-half percent (1.5%) of the Purchase Price shall be paid by Buyer to I.C.A. upon Closing pursuant to a separate agreement between Buyer and I.C.A.

E

Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter of any future occasion.

F

Other Documents. Each of the parties agrees to sign such other and further commercially reasonable documents as may be appropriate to carry out the intentions expressed in this Agreement. Seller and Buyer each agree to do such further acts and things as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

G

Attornevs' Fees.

In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to any other relief to which it may be entitled.

H

Entire Agreement. This Agreement together with any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations,

warranties or agreements except as herein provided. No modifications and/or amendments to this Agreement shall be effective unless executed by both parties.

I

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

J

Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

K

Applicable Law.  This Agreement shall be governed and construed in accordance with the laws of the state in which the Parcel is located.

L

RULES OF CONSTRUCTION. The provisions of this Agreement shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Agreement be conclusively deemed to be the joint product of both parties and their counsel.

SIGNA TURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date shown herein below their respective signature.

Executed by Buyer this 5th day of

BUYER:

September ,2006

Blue Ridge Real Estate Company, a

Pennsylvania Corporation

By: /s/ Michael J. Flynn

Name:  Michael J. Flynn

Its:  Chairman

Executed by Buyer this 6th day of

SELLER:

September ,2006

Jack in the Box Eastern Division L.P.,

A Texas limited partnership

By: JBX General Partner LLC, a

      Delaware limited liability company

      A general partner

By:  /s/ Harold L. Sacha

Name:  Harold L. Sacha

Its:  Authorized Person